Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-160078, 333-160079, 333-64549, 333-56121, 333-189999; 333-187729 and 333-90880) and Form S-3 (No. 333-214510 and 333-194389) of W. P. Carey Inc. of our report dated February 24, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2017